Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Florida East Coast Industries, Inc.:
We consent to incorporation by reference in the registration statements (No. 333-127141, No. 333-123624, No. 333-90896, No. 333-90894, No. 333-53144, and No. 333-76577) on Form S-8 of Florida East Coast Industries, Inc. of our reports dated February 28, 2006, with respect to the consolidated balance sheets of Florida East Coast Industries, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income, and cash flows for the three years ended December 31, 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal controls over financial reporting as of December 31, 2005, which reports appears in the December 31, 2005 Annual Report on Form 10-K of Florida East Coast Industries, Inc.
/s/ KPMG LLP
Jacksonville, Florida
February 28, 2006
Certified Public Accountants